AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2001
                                                      REGISTRATION NO. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       -----------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                       -----------------------------
                           HARVEYS CASINO RESORTS
           (Exact Name of Registrant as Specified in Its Charter)


         NEVADA                                    88-0066882
(State or Other Jurisdiction                     (IRS Employer
of Incorporation or Organization)                Identification No.)


                                P.O. BOX 128
                       HIGHWAY 50 & STATELINE AVENUE
                          LAKE TAHOE, NEVADA 89449
                               (775) 588-2411
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)


          HARVEYS CASINO RESORTS 1999 OMNIBUS STOCK INCENTIVE PLAN
                          (Full Title of the Plan)

                           MR. JOHN J. MCLAUGHLIN
                          CHIEF FINANCIAL OFFICER
                           HARVEYS CASINO RESORTS
                                P.O. BOX 128
                          LAKE TAHOE, NEVADA 89499
                               (775) 588-2411

         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)


                                  COPY TO:
                       -----------------------------

                           NICK P. SAGGESE, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                           300 SOUTH GRAND AVENUE
                                 SUITE 3400
                       LOS ANGELES, CALIFORNIA 90071

                       -----------------------------


                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================
TITLE OF SECURITIES          AMOUNT TO BE   PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM              AMOUNT OF
 TO BE REGISTERED            REGISTERED(1)     PRICE PER SHARE (2)    AGGREGATE OFFERING PRICE (2)  REGISTRATION FEE (2)

Common Stock, par
  value $.01 per share         404,000               $22.13                $ 8,940,520                 $2,235.12
=========================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Harveys Casino
        Resorts 1999 Omnibus Stock Incentive Plan (the "Plan") of the
        Registrant described herein.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following information: (i) the maximum number of shares of Common
        Stock issuable under the Plan is 404,000; and (ii) the basis for calculating the registration fee for the options covering 404,000 shares registered hereby is the book value of the Common Stock computed as of August 31, 2000.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION

        Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I on Form S-8. Harveys Casino Resorts (the "Registrant") has delivered or caused to be delivered to each offeree of securities covered by this Registration Statement the Prospectus relating thereto.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below) as well as other documents required by Rule 428(b) promulgated pursuant to the Securities Act. Such requests should be directed to the Chief Financial Officer, Harveys Casino Resorts, P.O. Box 128, Highway 50 & Stateline Avenue, Lake Tahoe, Nevada 89449 (telephone (775) 588-2411).


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2000 filed pursuant to
               Section 13(a) of the Exchange Act.

        (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2000, filed pursuant to Section 13(a) of the Exchange Act.

        (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2000, filed pursuant to
               Section 13(a) of the Exchange Act.

        (e) The Registrant's Current Report on Form 8-K/A, filed December 21, 1999, pursuant to Section 13(a) of the Exchange Act.

        (f) The Registrant's Current Report on Form 8-K, filed April 27, 2000, pursuant to Section 13(a) of the Exchange Act.

        (g) The Registrant's Current Report on Form 8-K, filed November 15, 2000, pursuant to Section 13(a) of the Exchange Act.

        (h) The Registrant's Current Report on Form 8-K, filed November 17, 2000, pursuant to Section 13(a) of the Exchange Act.

        (i) The Registrant's Current Report on Form 8-K, filed December 14, 2000, pursuant to Section 13(a) of the Exchange Act.

        (j) The description of the Registrant's common stock, par value $.01 per share ("Common Stock") contained in the Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Exchange Act and declared effective by the Commission on February 14, 1994, including any amendment or report updating such description of Common Stock.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock registered hereunder have been sold or which deregisters all of such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.   DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 78.7502 of the Nevada Revised Statutes and the Registrant's Articles of Incorporation and Bylaws contain provisions for indemnification of officers and directors and certain representatives of the Registrant. The Bylaws require the Registrant to indemnify and hold harmless such persons to the full extent permitted by Nevada law. Nevada law permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding, if such directors of officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the Registrant, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers (among others) in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Nevada law further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The Registrant's Bylaws also provide that the Registrant may purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Registrant would have the power to indemnify such person. The Registrant has obtained directors' and officers' liability insurance.

        The Registrant has entered into indemnification agreements (the "Indemnification Agreements") with its directors and certain officers. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8.   EXHIBITS

        Exhibit       Description
        -------       -----------

        4.1           Form of Stock Certificate of the Registrant (5)

        4.2 Indenture, dated as of May 15, 1996 (the "Original Indenture"), by and among the Registrant, Harveys Wagon Wheel Casino Limited Liability Company, Harveys
                      C. C. Management Company, Inc., Harveys Iowa
                      Management Company, Inc. and Harveys L. V. Management Company, Inc. (the 'Guarantors') and IBJ Schroder Bank & Trust Company as Trustee (including form of
                      Note) (1)

        4.3 First Supplemental Indenture, dated as of June 5, 1996, supplementing the Original Indenture (2)

        4.4 Second Supplemental Indenture, dated as of May 22, 1997, supplementing the Original Indenture (3)

        4.5 Third Supplemental Indenture, dated as of December 24, 1998, among the Registrant, Harveys Tahoe Management Company, Inc., Harveys C. C. Management Company, Inc., Harveys Iowa Management Company, Inc., Harveys L. V. Management Company, Inc. and IBJ Schroder Bank and Trust Company, supplementing the Original Indenture (5)

        4.6 Fourth Supplemental Indenture, dated as of December 24, 1998, among the Registrant, Harveys Tahoe Management Company, Inc., Harveys C. C. Management Company, Inc., Harveys Iowa Management Company, Inc., Harveys L. V. Management Company, Inc. and IBJ Schroder Bank and Trust Company, supplementing the Original Indenture (5)

        4.7 Fifth Supplemental Indenture, dated as of October 5, 1999, among the Registrant, Harveys Tahoe Management Company, Inc., Harveys C. C. Management Company, Inc., Harveys Iowa Management Company, Inc., Harveys
                      L. V. Management Company, Inc., HBR Realty Company, Inc. and Harveys BR Management Company, Inc. and IBJ Schroder Bank and Trust Company, supplementing the Original Indenture.

        4.8 Certificate of Designation of the 13 1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) and the 13 1/2% Series B Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) of Harveys Casino Resorts (4)

        4.9 Certificate of Amendment, dated as of February 7, 2000, to the Certificate of Designation of the 13 1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) and the 13 1/2% Series B Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) of Harveys Casino Resorts (6)

        4.10 Certificate of Amendment, dated as of October 3, 2000, to the Certificate of Designation of the 13 1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) and the 13 1/2% Series B Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) of Harveys Casino Resorts (8)

        5.1           Opinion of Counsel-Schreck Brignone & Godfrey

        23.1          Consent of Independent Auditor-Ernst and Young LLP

        23.2          Consent of Independent Auditor-Deloitte & Touche LLP

        23.3 Consent of Counsel-Schreck Brignone & Godfrey (included in Exhibit 5.1)

        24.1 Power of Attorney (contained on the signature page hereof)

-----------------------------
(1)     Incorporated herein by reference to Registration Statement No.
        333-3576.
(2) Incorporated herein by reference to Registrant's Current Report on Form 8-K filed June 14, 1996
(3) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the period ended August 31, 1997.
(4) Incorporated herein by reference to Registrant's Current Report on Form 8-K filed February 16, 1999
(5) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the period ended November 30, 1998
(6) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the period ended February 29, 2000.
(7) Incorporated herein by reference to Registrant's Current Report on Form 8-K filed April 27, 2000.
(8) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the period ended August 31, 2000.


ITEM 9.   UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                             POWER OF ATTORNEY

               Each person whose signature appears below constitutes and appoints John J. McLaughlin and John Hewitt, and each of them, his or her true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stateline, State of Nevada, on this 22nd day of January, 2001.


                                     HARVEYS CASINO RESORTS


                                    By:/s/ John J. McLaughlin
                                       ------------------------------
                                    Name:  John J. McLaughlin
                                    Title: Chief Financial Officer


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on January 22, 2001.



/s/ Charles W. Scharer             President and Chief Executive Officer
----------------------------
    Charles W. Scharer


/s/ Thomas J. Barrack, Jr.         Chairman of the Board
----------------------------
    Thomas J. Barrack, Jr.


/s/ John J. McLaughlin             Senior Vice President, Chief Financial
----------------------------       Officer, Secretary and Treasurer
    John J. McLaughlin


/s/ John Hewitt                    Controller
---------------------------
    John Hewitt



                               EXHIBIT INDEX


        EXHIBIT
        NUMBER                    DESCRIPTION
----------------------------------------------------------------------------

        4.1    Form of Stock Certificate of the Registrant (5)

        4.2 Indenture, dated as of May 15, 1996 (the "Original Indenture"), by and among the Registrant, Harveys Wagon Wheel Casino Limited Liability Company, Harveys C. C. Management Company, Inc., Harveys Iowa Management Company, Inc. and Harveys L. V. Management Company, Inc. (the 'Guarantors') and IBJ Schroder Bank & Trust Company as Trustee (including form of Note) (1)

        4.3 First Supplemental Indenture, dated as of June 5, 1996, supplementing the Original Indenture (2)

        4.4 Second Supplemental Indenture, dated as of May 22, 1997, supplementing the Original Indenture (3)

        4.5 Third Supplemental Indenture, dated as of December 24, 1998, among the Registrant, Harveys Tahoe Management Company, Inc., Harveys C. C. Manage-ment Company, Inc., Harveys Iowa Management Company, Inc., Harveys L. V. Management Company, Inc. and IBJ Schroder Bank and Trust Company, supplementing the Original Indenture (5)

        4.6 Fourth Supplemental Indenture, dated as of December 24, 1998, among the Registrant, Harveys Tahoe Management Company, Inc., Harveys C. C. Manage-ment Company, Inc., Harveys Iowa Management Company, Inc., Harveys L. V. Management Company, Inc. and IBJ Schroder Bank and Trust Company, supplementing the Original Indenture (5)

        4.7 Fifth Supplemental Indenture, dated as of October 5, 1999, among the Registrant, Harveys Tahoe Management Company, Inc., Harveys C. C. Management Company, Inc., Harveys Iowa Management Company, Inc., Harveys L. V. Management Company, Inc., HBR Realty Company, Inc. and Harveys BR Management Company, Inc. and IBJ Schroder Bank and Trust Company, supplementing the Original Indenture.

        4.8 Certificate of Designation of the 13 1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) and the 13 1/2% Series B Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) of Harveys Casino Resorts (4)

        4.9 Certificate of Amendment, dated as of February 7, 2000, to the Certificate of Designation of the 13 1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) and the 13 1/2% Series B Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) of Harveys Casino Resorts (6)

        4.10 Certificate of Amendment, dated as of October 3, 2000, to the Certificate of Designation of the 13 1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) and the 13 1/2% Series B Senior Redeemable Convertible Cumulative Preferred Stock ($0.01 par value per share) of Harveys Casino Resorts (8)

        5.1    Opinion of Counsel-Schreck Brignone & Godfrey

        23.1   Consent of Independent Auditor-Ernst & Young LLP

        23.2   Consent of Independent Auditor-Deloitte & Touche LLP

        23.3   Consent of Counsel-Schreck Brignone & Godfrey (included in
               Exhibit 5.1)

        24.1   Power of Attorney (contained on the signature page hereof)

--------------------------
(1)     Incorporated herein by reference to Registration Statement No.
        333-3576.
(2) Incorporated herein by reference to Registrant's Current Report on Form 8-K filed June 14, 1996.
(3) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the period ended August 31, 1997.
(4) Incorporated herein by reference to Registrant's Current Report on Form 8-K filed February 16, 1999.
(5) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the period ended November 30, 1998.
(6) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the period ended February 29, 2000.
(7) Incorporated herein by reference to Registrant's Current Report on Form 8-K filed April 27, 2000.
(8) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the period ended August 31, 2000.